Exhibit 4.1

EXHIBIT A

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of , 200 is made between (the “Assignor”) and (the “Assignee”).

W I T N E S S E T H:

WHEREAS, Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to AEP Industries Inc. (“Borrower”) as set forth in the Amended and Restated Loan Agreement, dated October , 2008, by and among Borrower, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the “Committed Loans”) to Borrower in an aggregate amount not to exceed

$                     (the “Commitment”);

WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $                     (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

i) Assignment and Acceptance.

(i) Subject to the terms and conditions of this Assignment and Acceptance, 1. Assignor hereby sells, transfers and assigns to Assignee, and 2. Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (A) the Commitment and each of the Committed Loans of Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee and the Commitment of Assignor shall be as set forth below and the Pro Rata Share of Assignee shall be                  (__%) percent and the Pro Rata Share of Assignor shall be                  (__%) percent.

(ii) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.1, 6.4 and 6.5 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(iii) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be $                    .

(iv) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Commitment will be $                    .

ii) Payments. As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $                    , representing Assignee’s Pro Rata Share of the principal amount of all Committed Loans.

iii) Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letter of Credit Accommodations shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

iv) Independent Credit Decision. Assignee (i) acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Borrower and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and (ii) agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

v) Effective Date; Notices.

(i) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be , 200 (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

1. this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

2. the consent of Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

3. written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Borrower and Agent; and

4. Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance.

(ii) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Borrower and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

[vi) Agent. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

(i) Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

(ii) Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

vii) Withholding Tax. Assignee (i) represents and warrants to Assignor, Agent and Borrower that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrower with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (ii) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrower prior to the time that Agent or Borrower are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (iii) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

viii) Representations and Warranties.

(i) Assignor represents and warrants that 1. It is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, 2. It is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, 3. No notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and 4. This Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(ii) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any of Borrower, or the performance or observance by Borrower of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(iii) Assignee represents and warrants that 1. It is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, 2. No notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and 3. This Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.

ix) Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrower or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

x) Miscellaneous

(i) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(ii) All payments made hereunder shall be made without any set-off or counterclaim.

(iii) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(iv) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(v) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF FLORIDA, Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Dade County, Florida over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Florida State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(vi) ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

SCHEDULE 1

NOTICE OF ASSIGNMENT AND ACCEPTANCE

            , 20

Wachovia Bank, National Association, as Agent

1133 Avenue of the Americas

New York, New York 10036

Attn.: Portfolio Manager

Re:	AEP Industries Inc.

Ladies and Gentlemen:

Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to AEP Industries Inc. (“Borrower”) as set forth in the Amended and Restated Loan Agreement, dated October     , 2008, by and among Borrower, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

            # We hereby give you notice of, and request your consent to, the assignment by                                      (the “Assignor”) to                                      (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to              (    %) percent of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand that the Assignor’s Commitment shall be reduced by $            .

            # Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

            # The following administrative details apply to Assignee:

(A) Notice address:

Assignee name:
Address:

Attention:
Telephone:
Telecopier:

(B) Payment instructions:

Account No.:
At:

Reference:
Attention:

            #You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:
Title:

EXHIBIT B

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

(Information Certificate)

See attached.

INFORMATION CERTIFICATE

OF

AEP INDUSTRIES INC.

October 30, 2008

Wachovia Bank, National Association,

as Agent

1133 Avenue of the Americas

New York, New York 10036

In connection with certain financing provided or to be provided or arranged by Wachovia Bank, National Association (“Wachovia”) and certain other lenders (together with Wachovia in its individual capacity, collectively, “Lenders”) and for whom Wachovia will be acting as agent (in such capacity, “Agent”), the undersigned (the “Company”) represents and warrants to Agent and Lenders the following information about it, its organizational structure and other matters of interest to Agent and Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended and Restated Loan and Security Agreement, dated as of the date hereof (the “Loan Agreement”) among the Agent, the Company and the Lenders.

1.	The full and exact name of the Company as set forth in its certificate of incorporation (or its certificate of formation or other organizational document filed with the applicable state governmental authority, as the case, may be) is as follows:

AEP Industries Inc.

2.	The Company uses and owns the following trade name(s) in the operation of its business (e.g., billing, advertising, etc.; note: do not include names which are product names only):

Variations of AEP and AEP Industries Inc.

3.	The Company is a registered organization of the following type (for example, corporation, limited partnership, limited liability company, etc.): corporation

Company	Date of Organization	Jurisdiction of Organization
AEP Industries Inc.	11/13/1985	Delaware

4.	The organizational identification number of the Company issued by its jurisdiction of organization is as set forth below (or if none is issued by the jurisdiction of organization indicate “none”):

Company	ID No.
AEP Industries Inc.	2075663

5.	The Federal Employer Identification Number of the Company is as follows:

Company	FEIN
AEP Industries Inc.	22-1916107

6.	The Company is duly qualified and authorized to transact business as a foreign organization in the following states and is in good standing in such states:

Company	Jurisdictions
AEP Industries Inc.	California	New Jersey
	Georgia	Illinois
	North Carolina	Kentucky
	Pennsylvania	Texas
Minnesota
Oklahoma

7.	Since the date of its organization, the name of the Company as set forth in its organizational documentation as filed of record with the applicable state authority has been changed as follows:

Company	Date of Change	Prior Name
AEP Industries Inc.	None

8.	Since the date of five (5) years prior to the date hereof, the Company has made or entered into the following mergers or acquisitions:

Company	Merger/Acquisition	Date
AEP Industries Inc.	Mercury Plastic Inc. Assets (facility in Bowling Green, KY)	2/23/2006

Upon consummation of the Permitted Atlantis Plastics Acquisition:

Company	Merger/Acquisition	Date
AEP Industries Inc.	Permitted Atlantis Plastics Acquisition	10/30/2008

9.	The chief executive office and mailing address of the Company is located at the address indicated for such Company on Schedule 8.2 hereto.

10.	The books and records of the Company pertaining to accounts, contract rights, inventory, and other assets are located at the addresses indicated for the Company on Schedule 8.2 hereto.

11.	The Company has other places of business and/or maintains inventory or other assets only at the addresses (indicate whether locations are owned, leased or operated by third parties and if leased or operated by third parties, their name and address) indicated for the Company on Schedule 8.2 hereto.

12.	The places of business or other locations of any assets used by the Company during the last four (4) months other than those listed above are as indicated for the Company on Schedule 8.2 hereto.

13.	The Company’s assets are owned and held free and clear of liens, mortgages, pledges, security interests, encumbrances or charges except as set forth on Schedule 8.4 hereto.

14.	There are no judgments or litigation pending by or against the Company, its subsidiaries and/or affiliates or any of its officers/principals, except as set forth on Schedule 8.6 hereto.

15.	The Company is in material compliance with all environmental laws applicable to its business or operations except as set forth on Schedule 8.8 hereto.

16.	The Company does not have any deposit accounts, investment accounts, securities account or similar accounts with any bank, savings and loan or other financial institution, except as set forth on Schedule 8.10 hereto for the purposes and of the types indicated therein.

17.	The Company does not own or license any trademarks, patents, copyrights or other intellectual property, except as set forth on Schedule 8.11 hereto (indicate type of intellectual property and whether owned or licensed, registration number, date of registration, and, if licensed, the name and address of the licensor).

18.	The Company is affiliated with, or has ownership in, the corporations (including subsidiaries) and other organizations set forth on Schedule 8.12 hereto.

19.	The names of the stockholders (or members or partners, including general partners and limited partners) of the ‘Company and their holdings are as set forth on Schedule 8.12 hereto (if stock or other interests are widely held indicate only holders owning 10% or more of the voting stock or other interests).

20.	The Company is not a party to or bound by a collective bargaining or similar agreement with any union, labor organization or other bargaining agent except as set forth on Schedule 8.13 hereto (indicate date of agreement, parties to agreement, description of employees covered, and date of termination).

21.	The Company is not a party to or bound by any “material contract” except as set forth on Schedule 8.15 hereto. For this purpose a “material contract” means (a) any contract or other agreement (other than the Financing Agreements) of the Company that, by its terms, cannot be completed within one (1) year and involving monetary liability of or to any person in an amount in excess of $7,500,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing. Agreements) to which the Company is a party and as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

22.	The Company has no “indebtedness” except as set forth on Schedule 9.9 hereto. For this purpose, the term “indebtedness” means any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by the Company in the ordinary course of business of the Company in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as capital leases; (d) any contractual obligation, contingent or otherwise, of the Company to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by the Company; (f) all reimbursement obligations and other liabilities of the Company with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for the Company’s account; (g) all indebtedness of the Company in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of the Company, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of the Company, all as of such time; (h) all obligations, liabilities and indebtedness of the Company (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect the Company against fluctuations in interest rates or currency or commodity values; and (i) all obligations owed by the Company under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments.

23.	The Company has not made any loans or advances or guaranteed or otherwise become liable for the obligations of any others, except as set forth on Schedule 9.10 hereto.

24.	The Company has does not have any letters of credit for its benefit, chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as follows:

Letter of Credit # M04Y8808NU00032 issued by The Industrial Bank of Korea

25.	The Company does not have any commercial tort claims, except as follows:

None.

26.	There is no provision in the certificate of incorporation, certificate of formation, articles of organization, by-laws or operating agreement of the Company (as applicable) or the other organizational documents of the Company, or in the laws of the State of its organization, requiring any vote or consent of it shareholders, members or other holders of the equity interests therein to borrow or to authorize the mortgage or pledge of or creation of a security interest in any assets of the Company or any subsidiary. Such power is vested exclusively in its Board of Directors (or in the case of a limited partnership, the general partner that is the signatory hereto, or in the case of a limited liability company, the manager that is the signatory hereto).

27.	The officers of the Company and their respective titles are as follows:

Title	Name
Chairman, President and Chief Executive Officer	J. Brendan Barba

Executive Vice President, Finance and Chief Financial Officer	Paul M. Feeney

Executive Vice President, Manufacturing	David S. Cron

Executive Vice President, Sales and Marketing	John J. Powers

Executive Vice President, Operations	Paul C. Vegliante

Vice President, Tax and Administration	Lawrence R. Noll

Vice President, Logistics	Michael O’Neill

Vice President, Secretary and Treasurer	James B. Rafferty

Vice President and Controller	Linda N. Guerrera

The following will have signatory powers as to all transactions of the Company with Agent and Lenders:

Paul M. Feeney

Lawrence R. Noll

James B. Rafferty

28.	The members of the Board of Directors of the Company (or, if the Company is a limited partnership, the general partner or, if the Company is a limited liability company, the managers) are:

Directors

J. Brendan Barba

Kenneth Avia

Richard E. Davis

Robert T. Bell

Paul M. Feeney

Frank P. Gallagher

Paul E. Gelbard

Lawrence R. Noll

Lee C. Stewart

29.	At the present time, there are no delinquent taxes due (including, but not limited to, all payroll taxes, personal property taxes, real estate taxes or income taxes) except as follows:

Company	Taxes
AEP Industries Inc.	None

30.	Certified Public Accountants for each Company is the firm of:

Name KPMG LLP

Address 150 John F. Kennedy Parkway, Short Hills, New Jersey 07078

Partner Handling Relationship James Simone (973.467.9650)

Were statements uncertified for any fiscal year? No

Agent and Lenders shall be entitled to rely upon the foregoing in all respects and the undersigned is duly authorized to execute and deliver this Information Certificate on behalf of the Company.

Very truly yours,

Name: James B. Rafferty
Title: Vice President, Secretary and Treasurer Information Certificate

Information Certificate

SCHEDULE 8.2

to

INFORMATION CERTIFICATE

Locations

Company: AEP Industries Inc.

1.	Chief Executive Office

125 Phillips Avenue

South Hackensack, NJ 07606

2.	Location of Books and Records

125 Phillips Avenue

South Hackensack, NJ 07606

Upon consummation of the Permitted Atlantis Plastics Acquisition, with respect to the businesses relating to the Atlantis Plastic Assets:

1870 The Exchange, Ste. 200

Atlanta, GA 30339

3.	Locations of Inventory, Equipment and Other Assets

Address	Owned/Leased/Third Party*	Name/Address of Lessor or Third Party, as Applicable
1400 Monte Vista Avenue Chino, CA	Owned

1201 Pine Hill Road Griffin, GA	Owned

12900 Crawford Avenue Alsip, IL	Owned

*	Indicate in this column next to applicable address whether the location is owned by each Company, leased by each Company owned and operated by a third party (e.g., warehouse, processor, consignee, etc.)

Address	Owned/Leased/Third Party*	Name/Address of Lessor or Third Party, as Applicable
303 Seaboard Drive Matthews, NC	Owned

North Highway 35E Waxahachie, TX	Owned

20 Elmwood Avenue Mountain Top, PA	Owned

123 Willamette Avenue Bowling Green, KY	Leased	BG Properties, Inc. 801 Houser Way North Renton, WA 98055

125 Phillips Avenue South Hackensack, NJ	Leased Offices	Phillips & Huyler Assoc. LP. 52 Vanderbilt Avenue New York, NY

180 Singleton Road Waxahachie, TX	Owned

5985 Schaefer Avenue Chino, CA	Leased Warehouse	Advent Enterprises LLC 2645 Temple Hills Drive Laguna Beach, CA 92651

1609 Airport Road Monroe, NC	Leased Warehouse	Carolina Money Saver 1609 Airport Road Monroe, NC 28105

383 Scotty Way Bowling Green, KY	Leased Warehouse	Scotty’s Development 7030 Louisville Road Bowling Green, KY 42101

Upon consummation of the Permitted Atlantis Plastics Acquisition:

Address	Owned/Leased/Third Party*	Name/Address of Lessor or Third Party, as Applicable
101 Etter Drive, Nicholasville, KY	Owned

6940 West 76th Street South, Tulsa, OK	Owned

*	Indicate in this column next to applicable address whether the location is owned by each Company, leased by each Company owned and operated by a third party (e.g., warehouse, processor, consignee, etc.)

Address	Owned/Leased/Third Party*	Name/Address of Lessor or Third Party, as Applicable
2111 Third Avenue, Mankato, MN	Owned

13170 Marlay Avenue Fontana, CA	Leased Plant	Marlay Partners, LLC c/o Tiarna Real Estate Services, Inc. 2355 Main St., Suite 110 Irvine, CA 92614

434 Industrial Park Road Cartersville, GA	Leased Plant	Sealy Acquisitions, LLC 8401 N. Central Expressway Suite 150 Dallas, TX 75225

3801 Third Avenue Mankato, MN	Leased Warehouse	Kenneth W. Christenson and Susan K. Christenson 6300 Shamrock Drive Madison Lake, MN 56002

1970 Excel Drive Mankato, MN	Leased Plant	City of Mankato 10 Civic Center Plaza PO Box 3368 Mankato, MN 56002

Public Warehouses:

Address:

5682 Ponce DeLeon Ave., Stone Mountain, GA 30083

10800 Ridgeway Industrial Dr., Olive Branch, MS 38654

2245 West Pershing Rd., Chicago, IL 60609

1050 South Dupont Ave. Ontario, CA 91761

2015 N Macarthur Blvd, Tracy, CA 95376

3801 Third Ave., Mankato, MN 56001

14651 Yorba Ave., Chino, CA 91710

659 Randall Wobbe Lane, Springdale, AR 72764

319 South Fourth, Muskogee, OK 74401

184 Read St., Portland, ME 04103

3401 Etwanda Ave., Bldt 1011-D, Mira Loma, CA 91752

521 Sunfield Ave., Edison, NJ 08837

515 Salem Blvd, Berwick, PA 18603

1301 Cold Springs Rd., Fort Worth, TX 76102

2245 West Pershing Rd., Chicago, IL 60609

1890 Fed Ex Dr., Springdale, AR 72764

9900 Railroad Dr., El Paso, TX 79924

434 Industrial Park Rd. NE, Cartersville, GA 30120

2701 Rectir Rd., Paragould, AR 72450

1975 Seneca Rd., Suite 200, Eagan, MN 55122

400 3rd Ave., Houston, MS 38851

300 Revere St., El Paso, TX 79905

417 Poplar St., Mankato, MN 56001

104 Lundin Blvd, Mankato, MN 56001

The public warehouses listed above are locations with assets acquired in connection with the Permitted Atlantis Plastics Acquisition. On the date hereof, the aggregate amount of inventory in such locations does not exceed $5,000,000. Borrower does not intend to add additional inventory at these locations.

4.	Locations of Assets in Prior 4 Months not Listed Above

120 Willamette Lane, Bowling Green, KY

SCHEDULE 8.4

to

INFORMATION CERTIFICATE

Existing Liens

Name of Secured Party	Description Of Collateral	Original File No. of Financing Statement/Jurisdiction
General Electric Capital Corporation	specific leased equipment	1077898 0 – DE/SOS

Wachovia Bank, National Association, as Agent (successor by merger to Congress Financial Corporation)	all assets	1118552 4 – DE/SOS

Toyota Motor Credit Corporation	specific leased business machinery/equipment	3277700 4 – DE/SOS

Toyota Motor Credit Corporation	specific leased business machinery/equipment	3278735 9 – DE/SOS

Toyota Motor Credit Corporation	specific leased business machinery/equipment	3281223 1 – DE/SOS

Toyota Motor Credit Corporation	specific leased business machinery/equipment	3283637 0 – DE/SOS

Toyota Motor Credit Corporation	specific leased business machinery/equipment	3307494 8 – DE/SOS

ExxonMobil Chemical Company	consignment of polyethylene grades	3312571 6 – DE/SOS

Oxy Vinyls, LP	consignment of PVC Resin	3315064 9 – DE/SOS

Toyota Motor Credit Corporation	specific leased business machinery/equipment	3326899 5 – DE/SOS

Toyota Motor Credit Corporation	specific leased business machinery/equipment	3327914 1 – DE/SOS

Name of Secured Party	Description Of Collateral	Original File No. of Financing Statement/Jurisdiction
Toyota Motor Credit Corporation	specific leased business machinery/equipment	3328216 0 – DE/SOS

Toyota Motor Credit Corporation	specific leased business machinery/equipment	3328260 8 – DE/SOS

Toyota Motor Credit Corporation	specific leased business machinery/equipment	4020686 4 – DE/SOS

US Bancorp	specific leased equipment	4025280 1 – DE/SOS

Toyota Motor Credit Corporation	specific leased business machinery/equipment	4055601 1 – DE/SOS

Westlake Polymers LP	consignment of polyethylene	4125897 1 – DE/SOS

General Electric Capital Corporation	specific leased equipment	4165943 4 – DE/SOS

General Electric Capital Corporation	specific leased equipment	4194508 0 – DE/SOS

General Electric Capital Corporation	specific leased equipment	4252463 7 – DE/SOS

MBC Leasing Corp.	specific leased equipment	4310373 8 – DE/SOS

Wells Fargo Financial Leasing	specific leased equipment	4357266 8 – DE/SOS

CIT Technologies Corporation	specific leased computer equipment	5008036 7 – DE/SOS

CIT Technologies Corporation	specific leased computer equipment	5008052 4 – DE/SOS

CIT Technologies Corporation	specific leased computer equipment	5008057 3 – DE/SOS

Name of Secured Party	Description Of Collateral	Original File No. of Financing Statement/Jurisdiction
CIT Technologies Corporation	specific leased computer equipment	5021540 1 – DE/SOS

CIT Technologies Corporation	specific leased computer equipment	5021584 9 – DE/SOS

Citicorp Vendor Finance, Inc.	specific leased equipment	52003820 7 – DE/SOS

Greatamerica Leasing Corporation	specific leased equipment	5329721 6 – DE/SOS

Royal Bank America Leasing	specific leased equipment	5358626 1 – DE/SOS

C1T Technologies Corporation	specific leased computer equipment	5359713 6 – DE/SOS

CIT Technologies Corporation	specific leased computer equipment	5359717 7 – DE/SOS

CIT Technologies Corporation	specific leased computer equipment	5359720 1 – DE/SOS

CIT Technologies Corporation	specific leased computer equipment	5359727 6 – DE/SOS

CIT Technologies Corporation	specific leased computer equipment	5359731 8 – DE/SOS

US Bancorp	specific leased equipment	5380704 8 – DE/SOS

Greatamerica Leasing Corporation	specific leased equipment	6046913 0 – DE/SOS

Kyocera Mita America, Inc.	specific leased equipment	6053698 7 – DE/SOS

Dell Financial Services, L.P.	leased equipment	6063355 2 – DE/SOS

Key Equipment Finance Inc.	leased equipment	6069473 7 – DE/SOS

Name of Secured Party	Description Of Collateral	Original File No. of Financing Statement/Jurisdiction
IDB Leasing, Inc.	specific leased computer equipment	6265152 9 – DE/SOS

IDB Leasing, Inc.	specific leased computer equipment	6265182 6 – DE/SOS

IDB Leasing, Inc.	specific leased computer equipment	6265206 3 – DE/SOS

IDB Leasing, Inc.	specific leased computer equipment	6265332 7 – DE/SOS

US Bancorp	specific leased equipment	6335321 6 – DE/SOS

Toyota Motor Credit Corporation	specific leased business machinery/equipment	2007 0685460 – DE/SOS

Department of Community & Economic Development — MELF	equipment (Wrightsville)	2007 3065694 – DE/SOS

CSI Leasing, Inc.	specific leased computer equipment	2007 3264594 – DE/SOS

CSI Leasing, Inc.	specific leased computer equipment	2007 3266276 – DE/SOS

De Lage Landen Financial Services, Inc.	specific leased computer equipment	2007 3734984 – DE/SOS

US Bancorp	specific leased equipment	2007 4446323 – DE/SOS

US Bancorp	specific leased equipment	2007 4446331 – DE/SOS

De Lage Landen Financial Services, Inc.	specific leased computer equipment	2007 4591367 – DE/SOS

CSI Leasing, Inc.	specific leased computer equipment	2008 0307296 – DE/SOS

Name of Secured Party	Description Of Collateral	Original File No. of Financing Statement/Jurisdiction
CSI Leasing, Inc.	specific leased computer equipment	2008 0913069 – DE/SOS

CSI Leasing, Inc.	specific leased computer equipment	2008 1033990 – DE/SOS

US Bancorp	leased equipment	2008 1404670 – DE/SOS

CSI Leasing, Inc.	specific leased computer equipment	2008 2110227 – DE/SOS

CSI Leasing, Inc.	specific leased computer equipment	2008 2146163 – DE/SOS

CSI Leasing, Inc.	specific leased computer equipment	2008 3304555

Liens, mortgages, pledges, security interests, encumbrances or charges set forth in the title policies insuring the Mortgages are hereby incorporated by reference.

SCHEDULE 8.6

to

INFORMATION CERTIFICATE

Pending Litigation

Please see attached.

AEP INDUSTRIES INC.

Litigation and Dispute Summary, FY 2008

As of October 28, 2008

Name	Filing Date	Location	Attorney	Summary	Status	Resolution
Albarell Electric v. AEP Industries Inc.	2003	Mountain Top, PA	Hourigan Kluger	Contractor claims AEP owes $33,586, but in May 2004 offered to settle for $20,000, AEP did not counter offer. No lawsuit has been filed	Open	Matter dormant.

Scholle Ind. v. AEP (NZ) Scholia Ind. v. AEP (NZ) and DE Smith (UK) Ltd.	2004	Christchurch, NZ	insurers MinterEllison K&L Gates (NJ)	AEP’s NZ subsidiary served with two summones and complaints applicable to a business acquired by the subsidiary on November 1, 2001 and immediately transferred to a JV company. Rapak Asia Pacific Limited, in which the subsidiary held a 50.1% interest. The complaints allege approx. US$9 million in damages for defective products manufactured both before and after 11/1/01. ($300.000 for small claim). Matter referred to insurance carriers believed responsible to defend and indemnify subject to customary reservation of rights. Company also believes it may be entitle to indemnifications under various agreements.	Open

Claim 216 (large claim) Claim being defended by AEP’s primary & excess insurers for losses incurred from 11/1/01 to 1/02 and involves Visy insurers for the period 7/01 to 11/01. Mediation scheduled for 8/19 and 8/20/08 was cancelled. Scholie amended shareholder claim. Forensic accountant report has been delivered.

Claim 217 (small claim) Claim is being defended under a reservation of rights letter by AEP’s primary liability insurer (occurrence date is not yet defined). AEP’s primary liability insurer is pursuing settlement of the claim and will seek recovery from the responsible insurer upon determination of date of loss.

E. Shamany Painting Inc. v. AEP Industries Inc.	2005	Mountain Top, PA	Hourigan Kluger	Shamany claiming $14,939.86 for painting, interest and attorney fees relating to painting of the floor at the facility. Paint peeled, Shamany refused to repair. In March 2006 AEP countersued for cost of repair.	Open	Court dismissed suit, Shamany prevailed in Its appeal. Depositions have been taken. Case is stagnant, pending Shamany action.

Name	Filing Date	Location	Attorney	Summary	Status	Resolution
Joe Lawless, Jr. d/b/a/ Plastic Forage Savers v. AEP Industries Inc.	2006	IL	Rammelkamp Bradney	Complaint alleges AEP film manufactured in PA is not to specification. Complaint seeks $26,486.03 in damages: $19,844.61 for defective film and $7,001.42 for consequential and incidental damages resulting from breath of warranty	Open	Outside lab testing verifies film is in spec. AEP sought dismissal: court allowed plaintiff to amend complaint to include opacity. Outside lab opacity is complete. Results show within acceptable range.

D&H Refrigeration v. AEP Industries Inc.	4/17/2006	IL	Prior to May 2008 Crisham & Kubes May-08 Karbal Cohen Economou Silk Dunne

Mechanics lien and complaint filed 4/12/06 alleging breath of contract and non-payment of services rendered in connection with the installation of manufacturing lines moved from Gainesville, TX to Alsip, IL

Amount: $58,072.35

					Open	This claim and the Sandrift Enterprise v AEP claim are intertwined. The court has not released D&H’s mechanic lien. AEP will filed summary judgment. Court provided plaintiff opportunity to respond to summary judgment, which will be heard by the Court on 12/8/08.

Sandrift Enterprise v. AEP Industries Inc.	12/28/2006	IL	Prior to May 2008 Crisham & Kubes May-08 Karbal Cohen Economou Silk Dunne

Mechanics lien and complaint filed alleging breach of contract and non-payment for services rendered in connection with move of manufacturing lines from Gainesville, TX to Alsip, IL AEP contends work is not complete

Amount: $42,660.84

					Open	Court has released Sandrift’s mechanic’s lien. As AEP continues to incur costs defending D&H mechanic’s lien, the court has continued the damages true-up of AEP’s counterclaim against SEI pending resolution of the D&H litigation.

Sysco. Corp. and Baugh Supply Chain Cooperative, Inc. v. AEP Industries Inc.	2/5/2007	Texas	Porter & Hedges Hongiman Miller	Sysco alleges breach of contract for non-fulfillment of bid. AEP countersued for unauthorized deductions taken by Sysco from 2000 to current date Amount: $3 million	Closed	Settled via mediation.

United Check Cashing v. AEP Industries Inc.	6/21/2007	Mountain Top, PA	Hourigan Kluger	Fraudulent payroll check issue. Demand: $16,850.26	Open	Discovery continues. No trial date has been set.

Name	Filing Date	Location	Attorney	Summary	Status	Resolution
Jennifer Meredith v. AEP Industries Inc.	5/22/2007	Bowling Green, KY	Jackson Lewis	Complaint allege sexual harassment and termination retaliation for complaining of harassment	Closed	EEOC issued “right to sue dismissal” in November 2007, Employee had 90 days in which to pursue private litigation. No lawsuit has been filed.

Karen Jensev v. AEP Industries Inc.	5/24/2007	South Hackensack, NJ	Jackson Lewis	Complaint alleges termination due to sex and disability (pregnancy)	Closed	EEOC has dismissed the case. Claimant has one year in which to institute civil suit.

Keri Gregg v. AEP Industries Inc.	3/31/2008	Bowling Green, KY	Jackson Lewis	Complaint allege sexual harassment and termination retaliation discrimination	Closed	Claim was dismissed

Arturo Marquez v. AEP Industries Inc.	7/10/2008	Matthews NC	Jackson Lewis	Complaint alleges termination as a result of filing a workers compensation claim	Closed	Claim was dismissed

Rosanna Phelps v. AEP Industries Inc.	10/20/2008	Bowling Green, KY	Jackson Lewis	Complaint alleges shift transfer due to previous FMLA	Open	Position statement sent to the State of KY DOL

Clorox Australia PTY, Ltd. v. AEP Industries Inc.	2005	Australia	Fisher Adams Kelly (Australia) Mathews, Shepherd McKay & Bruneau, P.A. (NJ)	Clorox has flied an opposition against Australian Patent Application Number 2007202043 seeking to invalidate that patent based on prior art. No damages are sought and the only relief that could be granted is the invalidation of the patent application. This patent application covers a product for which the annual sales volume is less than $250,000	Open	AEP must produce evidence to support validity of the claimed invention. This phase will be completed in November 2008 unless further extended. A decision may be reached in 2009 after Clorox files its rebuttal argument

Clorox Australia PTY, Ltd. v. AEP Industries Inc.	2008	Australia	Fisher Adams Kelly (Australia) Mathews, Shepherd McKay & Bruneau, P.A. (NJ)	Clorox has filed an opposition against Australian Patent Application Number 2002337799 seeking to invalidate that patent based on prior art. No damages are sought and the only relief that could be granted is the invalidation of the patent application. This patent application covers a product for which the annual sates volume is less than $250,000	Open	AEP must produce evidence to support validity of the claimed invention. This phase will be completed in November 2008 unless further extended. A decision may be reached in 2009 after Clorox files its rebuttal argument

SCHEDULE 8.8 to

INFORMATION CERTIFICATION

Environmental Compliance

None.

SCHEDULE 8.10

to

INFORMATION CERTIFICATE

Deposit Accounts; Investment Accounts

A.	Part 1 - Deposit Accounts

Name and Address of Bank	Account Number	Purpose
Wachovia Bank	2000003284478	Collections
123 South Broad Street	2014130904918	Concentration
Philadelphia PA	2079950036836	ZBA- A/P
	2079950036849	ZBA-Payroll

Chase Bank (Formerly BNY)	6100950772	Petty Cash/
650 Washington Ave		US Customs
Carlstadt, NJ		(B/L < $10k)

Bank of America	09584-08565	Petty Cash
Rancho Cordova, CA		(B/L < $10k)

First Midwest Bank	00100-36689	Petty Cash
Tinley Park, IL		(B/L < $10k)

First Federal Bank	10090-00182	Petty Cash
Mountain Top, PA		(B/L < $10k)

PNC Bank	8026245598	A/P
East Brunswick, NJ		(B/L < $10k)

US Bank	145805078725	Petty Cash
Saint Paul MN		(B/L < $10k)
(KY Branch)

B. Part 2- Investment and Other Accounts

Name and Address of Bank	Account Number	Purpose

Salomon Smith Barney	3441184417025	Stock Holding/Unpriced Sec.
250 Park Avenue, 11th Floor

US Bank- NJ	173103781816	Escrow-Atlantis
	129235000	Working Capital -
		Atlantis

In connection with the Permitted Atlantis Plastics Acquisition:

A.	Part 1 - Deposit Accounts

Name and Address of Bank	Account Number	Purpose
Bank of America	4426625667	Collection
	4426225654	Concentration
	3359161695	A/P

SCHEDULE 8.11

to

INFORMATION CERTIFICATE

Intellectual Property

Please see attached.

LIST OF TRADEMARKS AND TRADEMARK APPLICATIONS

U.S. Marks

Trademark Name	Application Number	Registration Number	Country
AEP	74/403968	1896144	USA
AEP	76/451229	2752507	USA
AEP (BLUE LOGO)	76/455754	2801936	USA
AEP INDUSTRIES INC.	76/097599	2506137	USA
ATTACHE and Design	72/306101	869213	USA
BEADSEAL-L	76/178446	2906882	USA
CITIBAG	74/169852	1691496	USA
CLINGCLASSIC	76/288230	2676786	USA
CLINGMASTER	73/781415	1564473	USA
ELITE	77/569766		USA
EXCALIBUR	76/619541	3039532	USA
FAB WRAP	72/442125	974619	USA
FABGUARD	75/586793	2296045	USA
FIRST WRAP	76/345019	2870060	USA
MAPAC	75/454694	2278514	USA
OSC	73/701055	1498646	USA
PERFORMANCE PLUS	73/680017	1550145	USA
PROFORMANCE FILMS (Stylized)	75/587300	2640011	USA
RESINITE	73/134515	739023	USA
SEALWRAP	76/175034	2632910	USA
SEALWRAP	75/393797	2221529	USA
SLC	73/829984	1600846	USA
SLC	75/587302	2584205	USA
SUNF1LM	73/639532	1458347	USA
XH	76/618517	3098680	USA
XR	76/618520	3202516	USA
ZIP SAFE	76/175035	2640641	USA

Non-U.S. Marks

Trademark Name	Application Number	Registration Number	Country
AF-50	2199704	1837936	Argentina
RMF-61HY	2199703	1785308	Argentina
AEP	923273	923273	Australia
AEP SAFETY SLIDE CUTTER	943002	943002	Australia
MAPAC	798620	798620	Australia
RESINITE	200219	200219	Australia
SEALWRAP	537250	537250	Australia
ZIP SAFE	945581	945581	Australia
EURO-M & DESIGN	53445	410521	Benelux
RESINITE	502757	003518	Benelux
AF-50	00576	77251-C	Bolivia
RMF-61HY	00575	77252-C	Bolivia
AF-50	821137093	821137093	Brazil
RMF-61HY	821137085	821137085	Brazil
RESINITE	8521	8521	Bulgaria
CLING	347943	TMA200980	Canada
CLINGMASTER	366131	TMA198281	Canada
DESIGN ONLY	1205,080	TMA644,753	Canada
DESIGN ONLY	1205,079	TMA664,788	Canada
ELITE	1411531		Canada
EXCALIBUR	1239536	TMA648974	Canada
LOADMASTER	510798	TMA297021	Canada
MAPAC	811492	TMA509091	Canada
OPTIBUN	1324,182		Canada
PROPACAST	0709,214	TMA416,459	Canada

Trademark Name	Application Number	Registration Number	Country
RESINITE	311981	TMA160844	Canada
RESINITE END PANEL PACKAGING
DESIGN	1205080	TMA644753	Canada
RESINITE SIDE PANEL
PACKAGING DESIGN	1205079	TMA644788	Canada
SEALWRAP	497531	TMA317220	Canada
SEALWRAP	1085127	TMA605895	Canada
SUNFILM	729279	TMA430770	Canada
X-H	1239479	TMA655486	Canada
X-R	1239482	TMA655702	Canada
ZIP SAFE	1085126	TMA605823	Canada
AF-50	438904	549631	Chile
RMF-61HY	438905	550408	Chile
AF-50	121398	117473	Costa Rica
RMF-61HY	121397	117474	Costa Rica
RESINITE	381-04/93-01/018	Z 930170 A	Croatia
AEP UNIVERSAL WRAP	002706513	002706513	CTM (European Community)
RESINITE	005230735	005230735	CTM (European Community)
UNITER	805812	805812	CTM (European Community)
UNIVEDER	805853	805853	CTM (European Community)
ZIP SAFE	003754884	003754884	CTM (European Community)
RESINITE	63962	172621	Czech Republic
PERFOCUT	VA 05.046 1974	VR 03.815 1975	Denmark
RESINITE	VA 03.215 1965	VR 02.364 1966	Denmark

Trademark Name	Application Number	Registration Number	Country
AF-50	93554	2725-00	Ecuador
RMF-61HY	93555	2726-00	Ecuador
RESINITE	93-10039	11900	Estonia
RESINITE	R-1447/88	52426	Finland
RESINITE	700.849	1310893	France
RESINITE	818407	818407	Germany
SUNFILM	1535835	1535835	Great Britain
UNITER	1268 98 TO	816088	Italy
UNIVEDER	1267 98 TO	816087	Italy
RESINTIE	M-93-3963	M 15317	Latvia
RESINITE	RL6322	9690	Lithuania
RESINITE	792-95	06574	Macedonia
BEADSEAL	463120	696910	Mexico
ELITE	962335		Mexico
EXCALIBUR	690303	896911	Mexico
MAPAC	248676	512656	Mexico
RESINITE	91200	00385529	Mexico
RESINITE	0120106	397240	Mexico
SEAL WRAP	461645	691447	Mexico
X-H	690304	896912	Mexico
X-R	690305	896913	Mexico
ZIP SAFE	461646	869597	Mexico
AEP	278444	278444	New Zealand
RESINITE	674648	674648	New Zealand
RESINITE	674649	674649	New Zealand
RESINITE	66924	66924	Norway
AF-50	000800-99	221093	Paraguay

Trademark Name	Application Number	Registration Number	Country
RMF-61HY	000799-99	221092	Paraguay
MINIWRAP	949647	949647	Spain
MINIWRAP	1177041M4	1177041M4	Spain
RESINITE	2177088	2177088	Spain
RESINITE	3624/65	131277	Sweden
RESINITE	93073952	8694	Ukraine
RESINITE	Z-92-0701	39473	Yugoslavia

LIST OF TRADEMARK LICENSES

Licensee	Trademarks
AEP Canada Inc.	Cling, Euro-M, Loadmaster, Performance Plus, Resinite, Sealwrap, Sunfilm, The Professional’s Choice

LIST OF PATENTS AND PATENT APPLICATIONS

Patent Name	Application Number	Patent Number	Country
Film Cutter Assembly	09/741521	Filed	USA
Film Cutter Assembly	09/970015	Filed	USA
Film Cutter Assembly	25845/01	779843	Australia
Film Cutter Assembly	2395174	2395174	Canada
Film Cutter Assembly	519720	519720	New Zealand
Film Cutter Assembly	2002337799	2002337799	Australia
Film Cutter Assembly	2461308	2461308	Canada
Film Cutter Assembly	2006-248130		Japan
Film Cutter Apparatus & Method of Forming	2007202043		Australia
Film Cutter Apparatus & Method of Forming	2588010		Canada

AEP INDUSTRIES INC. DOMAIN NAMES

Domain Name	Record Owner	Expiration Date
AEPINC.COM	AEP Industries Inc.	8/14/2012
AEPIND.COM	AEP Industries Inc.	4/19/2013
BUYBAGS.NET	AEP Industries Inc.	7/16/2009
PURCHASEFILM.COM	AEP Industries Inc.	2/14/2009
RESINITE.COM	AEP Industries Inc.	5/28/2013
SUPPLYAGFILM.COM	AEP Industries Inc.	4/20/2009
SUPPLYCONVERTERS.COM	AEP Industries Inc.	4/20/2009
SUPPLYCUSTOMFILM.COM	AEP Industries Inc.	4/20/2009
SUPPLYFILM.COM	AEP Industries Inc.	4/14/2009
SUPPLYFOODSERVICE.COM	AEP Industries Inc.	4/30/2009
SUPPLYPACKAGING.COM	AEP Industries Inc.	2/23/2009
SUPPLYSTRETCHFILM.COM	AEP Industries Inc.	4/20/2009
SUPPLYSUPERMARKETS.COM	AEP Industries Inc.	4/20/2009

Upon consummation of the Permitted Atlantis Plastics Acquisition:

PATENTS

Name of Patent	Serial/Patent Number	Filing/Registration Date	Status
Deformable Label	5,302,431	01/06/92	Issued: 4/12/94
Apparatus for Controlled Manual	4,600,163	12/10/82	Issued: 7/15/86
Unrolling of rolled flexible Material

TRADEMARKS

Trademark Name*	Application Number	Registration Number	Country
ATLANTIS PLASTICS LINEAR	78/429,685	3,010,954	USA
STRETCH FILMS and Design
STA-DRI	75/484,941	2,313,280	USA
PROFLEX — common law rights.

*	The marks in this section are being transferred to Debtor from Atlantis Plastics, Inc. And Atlantis Plastic Films, Inc. These marks are currently subject to two liens granted on March 22, 2005 to Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., as agent, and The Bank Of New York, as agent, respectively.

PATENT LICENSE AGREEMENT

Settlement Agreement dated October 3, 2007, between Pliant Corporation and Atlantis Plastics, Inc.

SCHEDULE 8.12

to

INFORMATION CERTIFICATE

Subsidiaries; Affiliates; Investments

1.	Subsidiaries (More than 50% owned by Company indicated)

Please see attached.

2.	Affiliates (Less than 50% Owned by Company)

None.

3.	Affiliates (Subject to common ownership with Company)

None.

4.	Shareholders as of July 29, 2008 (If widely held, only holders with more than 10%)

Shareholders	Jurisdiction of Incorporation	Percentage Owned
JMB Capital Partners	N/A	16.3%
Brendan Barba	N/A	12.5%

*	If shareholders are individuals, indicate “N/A”.

SCHEDULE 8.12

to

INFORMATION CERTIFICATE

AEP Industries, Inc.

List of Subsidiaries of AEP Industries, Inc.

As of October 21, 2008

Subsidiary	Country of Incorporation	Percentage Owned
AEP Industries Finance Inc.	United States	100%
AEP Canada Inc.	Canada	100%
AEP Industries (Australia) Pty. Limited	Australia	100%
AEP Films & Laminates Pty. Limited	Australia	100%
Duplas Pty. Ltd.	Australia	100%
AEP Industries (NZ) Limited	New Zealand	100%
AEP Industries Packaging (Espana) SA	Spain	100%
AEP Industries (UK) Ltd.	UK	100%
AEP Italia Srl	Italy	100%
Termofin Srl	Italy	100%

SCHEDULE 8.13

to

INFORMATION CERTIFICATE

Labor Matters

Name of Agreement	Date of Agreement	Parties to Agreement	Date of Expiration/ Termination
Collective Bargaining Agreement	February 1, 2005	AEP Industries Inc. And United Textile	January 31, 2010
(Mountaintop, PA)		Workers of America/United Food and
Commercial Workers of America AFL-
CIO-CLC, Local Union 195T

Collective Bargaining Agreement	March 1, 2007	AEP Industries Inc. and warehouse,	January 31, 2010
(Chino, CA)		Processing and distribution Workers’
Union, Local No. 26, International
Longshoremen’s and Warehousemen’s
Union

SCHEDULE 8.15

to

INFORMATION CERTIFICATE

Material Contracts

None.

SCHEDULE 9.9

to

INFORMATION CERTIFICATE

Existing Indebtedness

1.	Direct Debt (Payee – AEP Industries, Inc.)

Company	Principal Balance as of 10/21/2008	Nature of Debt		Term
7-7/8% Senior Note	$175,000,000	Public Note		3/15/2013
Pennsylvania Industrial Development	$2,499,335	Pennsylvania	$1,093,504	7/1/2017
Authority (PIDA)		15 Year Industrial Loan	$1,405,831	10/21/23
Pennsylvania Machinery & Equipment	$316,312	Pennsylvania 5 Year Equipment Loan		10/21/2013
Loan Fund (MELF)

2.	Guarantees

Company	Primary Obligor	Name/Address of Payee	Principal Balance as of 10/21/2008	Nature of Debt	Term
GE Capital BV	AEP Industries	AEP Industries	Euro: 250,000	Equipment Loan	10/11/2009
(Netherlands)		(Netherlands) BV

SCHEDULE 9.10

to

INFORMATION CERTIFICATE

Loans and Advances

Company	Name/Address of Debtor	Outstanding Balance of Loan as of	Secured/Unsecured	Due Date
AEP Industries, Inc.	AEP Industries Packaging Espana SA (Spain) (Wholly Owned Subsidiary)	Euro 2,513,125	Unsecured	No Maturity Date (Company is in liquidation)
AEP Industries, Inc.	Denis Kuruc (Employee) 4607 Shadywood Lane Colleyville, TX 76034	$145,000	Secured	April 30, 2013
AEP Industries (NZ) Ltd (Wholly Owned Subsidiary)	AEP Industries, Inc.	NZ $8,479,844	Unsecured	January 7, 2009
AEP Canada (Wholly Owned Subsidiary)	AEP Industries, Inc.	C$3,000,000	Unsecured	December 4, 2008

EXHIBIT C

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Compliance Certificate

To:	Wachovia Bank, National Association, as Agent
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

I hereby certify to you pursuant to Section 9.6 of the Loan Agreement (as defined below) as follows:

1. I am the duly elected Chief Financial Officer [Treasurer, Controller] of AEP Industries Inc. (“Borrower”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Amended and Restated Loan and Security Agreement, dated October 30, 2008, by and among Wachovia Bank, National Association, as successor by merger to Congress Financial Corporation, as agent for the financial institutions party thereto as lenders (in such capacity, “Agent”) and the financial institutions party thereto as lenders (collectively, “Lenders”), Borrower (as such Amended and Restated Loan and Security Agreement is amended, modified or supplemented, from time to time, the “Loan Agreement”).

2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrower, during the immediately preceding fiscal month.

3. I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions known to me, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower or any Obligor has taken, is taking, or proposed to take with respect to such condition or event.

4. I further certify that, based on the review described in Section 2 above, Borrower has not at any time during or at the end of such fiscal month, except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

(a)	Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements

(b)	Changed the location of its chief executive office, changed its jurisdiction of incorporation or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations.

(c)	Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any material vendor or trade supplier to Borrower during or at the end of such period materially adversely changed the terms upon which it supplies goods to Borrower.

(d)	Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.

(e)	Received any notice of, or obtained knowledge of any of the following not previously disclosed to Agent: (i) the occurrence of any event involving the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by any Borrower or Guarantor in any material respect or (B) the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of applicable Environmental Laws in a material respect or (D) any other environmental, health or safety matter, which has a material adverse effect on Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials.

(f)	Become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed by Borrower.

5. Attached hereto as Schedule III are the calculations used in determining, as of the end of such fiscal month or quarter, as applicable, whether Borrower were in compliance with the covenants set forth in Section 9.17 of the Loan Agreement for such fiscal month or quarter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The foregoing certifications are made and delivered this day of                     ,             .

Very truly yours,

AEP INDUSTRIES INC.

By:
Title:

EXHIBIT D

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

(Senior Note Description of Notes)

On March 18, 2005, Borrower completed the sale of $175,000,000 aggregate principal amount of 7.875% Senior Notes due March 15, 2013 (the “Senior Notes”) through a private offering. The Senior Notes mature on March 15, 2013, and contain certain customary covenants that, among other things, limit Borrower’s ability and the ability of its subsidiaries to incur additional indebtedness, pay dividends, sell assets, merge or consolidate or create liens. Interest is paid semi-annually on every March 15th and September 15th. The Senior Notes are subject to redemption, at the option of Borrower, in whole or in part, at any time on or after March 31, 2009 and prior to maturity at certain fixed redemption prices plus accrued interest. The 2013 Notes do not have any sinking fund requirements.

EXHIBIT F

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

(Form of Borrowing Base Certificate)

See attached.

Current Availability Status

AEP Industries Inc.

10/30/08

As of: 10/28/2008

AEP only Gross		77,942,154.17
Less: Ineligible 09/30/08		(8,976,504.25)

Net A/R		68,965,649.92
Availability @ 85%			58,620,802.43
Atlantis only Gross	Through 10/24/0800	33,827,672.51
Less: Ineligibles: 9/30/2008		(3,145,000.00)

Net A/R		30,682,672.51
Availability @ 85%			26,080,271.63
	Total A/R after advance rate		84,701,074.07
AEP only Inventory + Doc L/C’s		104,094,213.00
Less: Ineligible	09/30/08	(6,199,888.00)

Net Inventory		97,894,325.00
Availability @ 65%			63,631,311.25
Atlantis only Inventory	Through 9/30/08	25,312,957.72
Less: Ineligibles 9/30/2008		(5,522,774.00)

Net Inventory		19,790,183.72	6,926,564.30
Availability @ 35%
	Inventory Limit at $70MM.		70,000,000.00
M & E Term Loan		7,000,000.00
Less: Ineligible 09/30/08		0.00

Net Collateral		7,000,000.00
Availability at 100%			7,000,000.00
R&E Term Loan		7,438,000.00
Less: Ineligible 09/30/08		0.00

Net Collateral		7,438,000.00
Availability at 100%
			7,438,000.00

Total NR and Inventory Availability			169,139,074.07

Facility Cap			150,000,000.00
Lesser of Cap or Total Availability			150,000,000.00

Revolving Loan Balance		64.00
Libor Loan balance		0.00
SB LC		871,021.87
Total Exposure			871,085.87

Availability			149,128,914.13

Doc L/C for purchase of Machinery and Equipment			—
Approved 0/A			—
Less Today’s Borrowing			—
Cash In-Transit			—
Net Availability			149,128,914.13

SCHEDULE 1.32

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

(Commitments)

Lender	Commitment
Wachovia Bank, National Association	$60,000,000
General Electric Capital Corporation	$45,000,000
Bank of America, N.A.	$45,000,000

SCHEDULE 1.98

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

(Permitted Holders)

J. Brendan Barba, his spouse, his lineal descendants, their spouses and trusts for the exclusive benefit of any of the foregoing persons.

SCHEDULE 6.6

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

(Authorized Persons)

Paul M. Feeney

Lawrence R. Noll

James B. Rafferty

SCHEDULE 9.7(b)

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

(Real Property Sales Prices)

Part I

1) Mathews, North Carolina	$3,700,000
2) Chino, California	$2,900,000
3) Alsip, Illinois	$2,800,000
4) Waxahachie, Texas	$1,600,000

Part II.

1) Griffin, Georgia	$2,400,000